Exhibit 99.1

PRESS RELEASE

Boingo Wireless Reports Third Quarter 2019 Financial Results

−    15-year contract extension with the Army and Air Force Exchange Service through 2038

−    DAS access fee revenue of $10.3 million increased 67.6% year-over-year

−    Positive free cash flow of $20.5 million

LOS ANGELES – November 5, 2019 – Boingo Wireless (NASDAQ: WIFI), the leading distributed antenna system (“DAS”) and Wi-Fi provider that serves carriers, consumers, property owners and advertisers worldwide, today announced the Company's financial results for the third quarter ended September 30, 2019.

Third Quarter 2019 Financial Highlights

•	Revenue of $64.7 million decreased 0.8% compared to $65.3 million in the third quarter of 2018. Revenue reflected strong performance in military/multifamily.

o	Military/multifamily revenue of $23.6 million increased 8.7% compared to $21.7 million in the third quarter of 2018.

o	DAS revenue of $23.7 million decreased 2.9% compared to $24.4 million in the third quarter of 2018. DAS revenue for the quarter was comprised of $13.4 million of build-out project revenue and $10.3 million of access fee revenue. Access fee revenue grew 67.6% year-over-year. Access fee revenue for the third quarter of 2019 included $1.8 million of one-time access fees.

•	Net loss attributable to common stockholders was $(0.2) million, or break-even per diluted share, compared to net loss of $(0.5) million, or $(0.01) per diluted share, in the third quarter of 2018.

•	Adjusted EBITDA of $21.9 million decreased 6.2% compared to $23.3 million in the third quarter of 2018. Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and is reconciled to net loss attributable to common stockholders, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA.”

•	Net cash provided by operating activities was $48.1 million, an increase of 26.3% compared to $38.1 million in the third quarter of 2018.

•	Free cash flow was $20.5 million, compared to $8.5 million in the third quarter of 2018. Free cash flow, which is a non-GAAP financial measure, is defined below and is reconciled to net cash provided by operating activities, the most comparable measure under GAAP, in the schedule entitled "Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flows."

Business Highlights

•	The Company signed a 15-year contract extension with the Army and Air Force Exchange Service (“AAFES”) which covers Army and Air Force base network deployments through 2038. In the third quarter of 2019, the Company deployed wireless infrastructure to cover an additional 2,000 military beds, bringing the total footprint to 354,000 military beds on 64 military bases.

•	The Company launched two new DAS venue locations with Tier One carriers. As of September 30, 2019, the Company had 71 DAS venues live comprised of 37,200 DAS nodes and an additional 12,100 nodes in backlog.

•	The Company launched neutral-host, 5G-ready cellular DAS and carrier offload enabled Wi-Fi networks at the new Louis Armstrong New Orleans International Airport (MSY).

•	The Company is partnering with Verizon Communications to develop a hyper-dense 5G Ultra-Wideband network for indoor venues, including Soldier Field in Chicago, as part of Verizon’s ongoing 5G network expansions.

•	The Company debuted its Converged Virtualized Core at Mobile World Congress Los Angeles, replacing network hardware with software to efficiently power 5G use cases over unlicensed and Citizens Broadband Radio Service (“CBRS”) spectrum. The neutral host platform serves as a backbone for Boingo’s Wi-Fi 6, CBRS and 5G deployments at large venues and enables seamless, scalable roaming onto its networks.

•	Airports where Boingo manages and operates the Wi-Fi network comprised half of the top 40 U.S. airports with the fastest Wi-Fi in Ookla’s latest “Fastest Airport Wi-Fi” report with four ranking in the top five.

Corporate Development

•	The Company repurchased and retired 56,000 shares of common stock at an average price of $13.24 per share for $0.7 million during the third quarter of 2019. As of September 30, 2019, $19.3 million remained available for future share repurchases.

Management Commentary

“The third quarter was another great quarter for Boingo highlighted by the 15-year contract extension with AAFES for our Army and Air Force base deployments through 2038,” commented Mike Finley, Chief Executive Officer of Boingo Wireless. “We anticipate the revenue from the retail portion of this contract alone to be worth more than a billion dollars for the remainder of the term without including potential additional services such as carrier offload, macro cell towers and private services. As it relates to DAS, we had our fourth consecutive quarter of strong double-digit growth in DAS access fee revenue. We launched two new DAS venues in the quarter with another 62 venues in backlog, including substantial multiyear construction projects like the MTA Long Island Railroad and Grand Central Terminal Eastside Access in New York City. We are pleased that our core business drivers are performing well and continue to be excited about what new technologies will afford us.”

Business Outlook

Boingo Wireless is updating and narrowing its guidance for the full year ending December 31, 2019 as follows:

•	Revenue is expected to be in the range of $267.0 million to $273.0 million.

•	Net loss attributable to common stockholders is expected to be in the range of $(14.0) million to $(10.0) million, or a net loss of $(0.32) to $(0.23) per diluted share.

•	Adjusted EBITDA is expected to be in the range of $80.0 million to $85.0 million.

Conference Call Information

Members of Boingo Wireless’ management will host a conference call to discuss their third quarter 2019 financial results beginning at 4:30 p.m. ET (1:30 p.m. PT), today, November 5, 2019. To participate in the conference call, investors from the U.S. and Canada should dial (877) 407-9716 and enter the passcode: 13695065 ten minutes prior to the scheduled start time. International callers should dial +1 (201) 493-6779 and enter the same passcode. The conference call will be broadcast live over the Internet in the Investor Relations section of the Company’s website at http://investors.boingo.com. In addition, a supplement reflecting the Company’s key business metrics will be made available in the Investor Relations section of the Company’s website. The supplement and webcast will be archived online upon completion of the conference call.

Use of Non-GAAP Financial Measures

To supplement Boingo Wireless’ financial statements presented on a GAAP basis, Boingo Wireless provides Adjusted EBITDA and free cash flow as supplemental measures of its performance.

The Company defines Adjusted EBITDA as net loss attributable to common stockholders plus depreciation and amortization of property and equipment, stock-based compensation expense, amortization of intangible assets, income tax expense, interest expense and amortization of debt discount, interest income and other expense, net, non-controlling interests, and excludes charges or gains that are nonrecurring, infrequent, or unusual. Boingo Wireless believes Adjusted EBITDA is useful to investors in evaluating its operating performance. Boingo's management uses Adjusted EBITDA in conjunction with accounting principles generally accepted in the United States, or GAAP, and other operating performance measures as part of its overall assessment of the Company's performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net loss attributable to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

The Company defines free cash flow as net cash provided by operating activities, less purchases of property and equipment. Boingo Wireless believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the amount of cash generated by the Company's operations after the purchases of property and equipment that can be used for strategic opportunities. Free cash flow should not be considered as an alternative financial measure to net cash provided by operating activities, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

Lease Changes

On January 1, 2019, the Company adopted ASC 842, Leases, using the modified retrospective transition method. Results for reporting periods beginning on January 1, 2019 are presented under ASC 842, while prior period amounts are not adjusted and continue to be reported in accordance with ASC 840, Leases. Adoption of the new standard resulted in the recording of $16.9 million of operating lease right-of-use assets and $22.3 million of operating lease liabilities as of January 1, 2019.

About Boingo Wireless

Boingo Wireless, Inc. (NASDAQ: WIFI) helps the world stay connected. Our vast footprint of DAS, Wi-Fi and small cells reaches more than a billion people annually, making Boingo one of the largest providers of indoor wireless networks. You’ll find Boingo connecting people at airports, stadiums, military bases, convention centers, multifamily communities and commercial properties. To learn more about the Boingo story, visit www.boingo.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains "forward-looking statements" that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects" and similar references to future periods. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding Boingo's strategic plans, future guidance and future growth opportunities. Forward-looking statements are based on the Company's current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company's actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the Company's ability to maintain its existing relationships and establish new relationships with venue partners, its ability to complete build-outs and sign venue contracts, its ability to maintain revenue growth and achieve profitability, its ability to execute on its strategic and business plans, its ability to successfully compete with new technologies and adapt to changes in the wireless industry, as well as other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (SEC), including Boingo's Form 10-K for the year ended December 31, 2018 filed with the SEC on March 1, 2019, Form 10-Q for the quarter ended March 31, 2019 filed with the SEC on May 10, 2019, and Form 10-Q for the quarter ended June 30, 2019 filed with the SEC on August 5, 2019, which the Company incorporates by reference into this press release. Any forward-looking statement made by Boingo in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Boingo, Boingo Wi-Finder, Boingo Broadband, and the Boingo Wireless Logo are registered trademarks of Boingo Wireless, Inc. All other trademarks are the properties of their respective owners.

Boingo Wireless, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$64,707	$65,253	$199,734	$183,013
Costs and operating expenses:
Network access	29,155	29,273	90,368	79,926
Network operations	13,682	13,260	42,073	38,829
Development and technology	8,182	7,995	25,534	22,883
Selling and marketing	5,721	5,674	17,782	16,490
General and administrative	5,021	7,789	20,330	22,218
Amortization of intangible assets	1,103	1,112	3,365	2,507
Total costs and operating expenses	62,864	65,103	199,452	182,853
Income from operations	1,843	150	282	160
Interest expense and amortization of debt discount	(2,191)	(8)	(6,741)	(58)
Interest income and other expense, net	388	(14)	1,600	(93)
Income (loss) before income taxes	40	128	(4,859)	9
Income tax expense	(143)	(54)	(254)	(198)
Net (loss) income	(103)	74	(5,113)	(189)
Net income attributable to non-controlling interests	84	596	11	1,447
Net loss attributable to common stockholders	$(187)	$(522)	$(5,124)	$(1,636)

Net loss per share attributable to common stockholders:
Basic	$0.00	$(0.01)	$(0.12)	$(0.04)
Diluted	$0.00	$(0.01)	$(0.12)	$(0.04)

Weighted average shares used in computing net loss per share attributable to common stockholders:
Basic	44,136	42,377	43,904	41,890
Diluted	44,136	42,377	43,904	41,890

Boingo Wireless, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$50,182	$149,412
Marketable securities	36,594	—
Accounts receivable, net	49,446	42,766
Prepaid expenses and other current assets	8,965	7,815
Total current assets	145,187	199,993
Property and equipment, net	361,876	314,179
Operating lease right-of-use assets, net(1)	15,647	—
Goodwill	58,579	59,640
Intangible assets, net	15,739	19,152
Other assets	9,406	9,936
Total assets	$606,434	$602,900

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$28,497	$21,543
Accrued expenses and other liabilities	55,707	62,653
Deferred revenue	63,510	80,383
Current portion of operating leases(1)	2,911	—
Current portion of long-term debt	778	—
Current portion of finance leases	3,057	4,201
Current portion of notes payable	1,937	2,411
Total current liabilities	156,397	171,191
Deferred revenue, net of current portion	172,601	137,205
Long-term portion of operating leases(1)	17,879	—
Long-term debt	160,568	151,670
Long-term portion of finance leases	1,149	3,293
Long-term portion of notes payable	218	1,618
Deferred tax liabilities	1,129	1,073
Other liabilities	307	6,728
Total liabilities	510,248	472,778

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000 shares authorized; 44,121 and 42,669 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	4	4
Additional paid-in capital	232,286	259,132
Accumulated deficit	(135,801)	(129,930)
Accumulated other comprehensive loss	(1,543)	(1,295)
Total common stockholders’ equity	94,946	127,911
Non-controlling interests	1,240	2,211
Total stockholders’ equity	96,186	130,122
Total liabilities and stockholders’ equity	$606,434	$602,900

(1)	We adopted ASC 842 on January 1, 2019 using the modified retrospective transition method. Adoption of ASC 842 using the modified retrospective method required us to record operating lease right-of-use assets of $16,916 and operating lease liabilities of $22,338 on January 1, 2019.

Boingo Wireless, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities
Net loss	$(5,113)	$(189)
Adjustments to reconcile net loss including non-controlling interests to net cash provided by operating activities:
Depreciation and amortization of property and equipment	52,750	56,769
Amortization of intangible assets	3,365	2,507
Impairment loss and loss on disposal of fixed assets and intangible assets held for sale, net	277	198
Stock-based compensation	6,434	9,227
Amortization of deferred financing costs and debt discount, net of amounts capitalized	6,554	—
Non-cash operating lease cost	1,675	—
Gains and amortization of premiums/discounts for marketable securities	(522)	—
Change in fair value of contingent consideration	(961)	—
Bad debt expense	187	301
Changes in operating assets and liabilities:
Accounts receivable	(6,974)	(1,596)
Prepaid expenses and other assets	946	(209)
Accounts payable	532	2,041
Accrued expenses and other liabilities	5,394	3,557
Deferred revenue	18,523	(1,772)
Operating lease liabilities	(1,996)	—
Net cash provided by operating activities	81,071	70,834
Cash flows from investing activities
Purchases of marketable securities	(73,323)	—
Proceeds from maturities of marketable securities	37,293	—
Purchases of property and equipment	(101,455)	(72,531)
Payments for asset acquisitions	—	(22,052)
Net cash used in investing activities	(137,485)	(94,583)
Cash flows from financing activities
Debt issuance costs	(1,815)	—
Proceeds from credit facility	3,500	15,000
Principal payments on credit facility	(584)	(656)
Payments of acquisition related consideration	(3,027)	—
Proceeds from exercise of stock options	154	9,764
Repurchase of common stock for retirement	(747)	—
Payments of finance leases and notes payable	(5,162)	(4,362)
Payments of withholding tax on net issuance of restricted stock units	(34,123)	(8,901)
Payments to non-controlling interests	(1,003)	(614)
Net cash (used in) provided by financing activities	(42,807)	10,231
Effect of exchange rates on cash	(9)	9
Net decrease in cash, cash equivalents, and restricted cash	(99,230)	(13,509)
Cash and cash equivalents at beginning of period	149,412	26,685
Cash, cash equivalents, and restricted cash at end of period	$50,182	$13,176
Supplemental disclosure of non-cash investing and financing activities
Property and equipment costs in accounts payable, accrued expenses and other liabilities	$35,515	$35,458
Purchase of equipment and prepaid maintenance services under capital financing arrangements	$—	$5,068
Capitalized stock-based compensation included in property and equipment costs	$689	$600
Financed sale of intangible assets held for sale	$300	$—

Boingo Wireless, Inc.

Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net loss attributable to common stockholders	$(187)	$(522)	$(5,124)	$(1,636)
Depreciation and amortization of property and equipment	16,867	18,901	52,750	56,769
Stock-based compensation expense	2,054	3,155	6,434	9,227
Amortization of intangible assets	1,103	1,112	3,365	2,507
Income tax expense	143	54	254	198
Interest expense and amortization of debt discount	2,191	8	6,741	58
Interest income and other expense, net	(388)	14	(1,600)	93
Non-controlling interests	84	596	11	1,447
Adjusted EBITDA	$21,867	$23,318	$62,831	$68,663

Boingo Wireless, Inc.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net cash provided by operating activities	$48,099	$38,070	$81,071	$70,834
Purchases of property and equipment	(27,603)	(29,613)	(101,455)	(72,531)
Free cash flows	$20,496	$8,457	$(20,384)	$(1,697)

Boingo Wireless, Inc.

Revenue Summary

(Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenue:
DAS	$23,714	$24,410	$75,431	$69,940
Military/multifamily	23,641	21,745	73,934	54,334
Wholesale—Wi-Fi	11,200	11,749	32,938	36,428
Retail	3,646	4,088	11,419	13,964
Advertising and other	2,506	3,261	6,012	8,347
Total revenue	$64,707	$65,253	$199,734	$183,013

Boingo Wireless, Inc.

Reconciliation of Net Loss Attributable to Common Stockholders to Adjusted EBITDA - Guidance

(Unaudited)

(In millions)

	Year Ended December 31, 2019
	Low	High

Net loss attributable to common stockholders	$(14.0)	$(10.0)
Depreciation and amortization of property and equipment	72.1	73.1
Stock-based compensation expense	8.6
Amortization of intangible assets	4.5
Income tax expense, interest expense and amortization of debt discount, and interest income and other expense, net	7.6
Non-controlling interests	1.2
Adjusted EBITDA	$80.0	$85.0

Boingo Wireless, Inc.

Key Business Metrics

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Key business metrics:
DAS nodes (1)	37.2	27.4	37.2	27.4
DAS nodes in backlog (2)	12.1	11.2	12.1	11.2
Subscribers—military (3)	137	142	137	142
Subscribers—retail (3)	85	141	85	141
Connects (4)	89,291	75,424	253,757	210,626

(1)	This metric represents the number of active DAS nodes as of the end of the period. A DAS node is a single communications endpoint, typically an antenna, which transmits or receives radio frequency signals wirelessly. This measure is an indicator of the reach of the Company’s DAS network.

(2)	This metric represents the number of DAS nodes under contract but not yet active as of the end of the period.

(3)	This metric represents the number of paying customers who are on a month-to-month subscription plan at a given period end.

(4)	This metric shows how often individuals connect to the Company’s global Wi-Fi network in a given period. The connects include wholesale and retail customers in both customer pay locations and customer free locations where Boingo is a paid service provider or receives sponsorship or promotion fees. The Company counts each connect as a single connect regardless of how many times that individual accesses the network at a given venue during their 24-hour period. This measure is an indicator of paid activity throughout Boingo’s network.

CONTACTS:

PRESS:

Melody Walker

Director, Marketing Communications

mwalker@boingo.com

(424) 256-7036

INVESTORS:

Kimberly Orlando and Ariel Papermaster

ADDO Investor Relations

investors@boingo.com

(310) 829-5400